Exhibit 10.7                                 EAST POINTE BUSINESS CENTER

LEASE AGREEMENT

THIS LEASE AGREEMENT, made (his this 3rd day of February, 2006, by and between COMMERCIAL MANAGEMENT ASSOCIATES INC not   individually, but   solely as management and Leasing Agent for EAST POINTE BUSINESS CENTER ( a registered fictitious name) herein referred to as "Landlord" and View Systems, Inc. with its principal offices located at 1550 Caton Center Dr., S-E, Baltimore, MD 21227 hereinafter referred to as   "Tenant."

WITNESSETH:

1.   LEASE PREMISES: Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following described property: Space   designated as Suite 7 comprising approximately 1,299 square feet as shown of Exhibit "A" attached hereto and made   a part hereof, being located at 3740 St. Johns Bluff Road, City of Jacksonville, County of Duval,  State of Florida.

2. TERM:  Tenant to have and to hold the above-described premises for a term commencing on February  1 2006 , and terminating on January 31 2008 on the terms and conditions as set forth herein.

If Landlord cannot deliver possession of the premises by the commencement date noted above, this Lease shall not become void or voidable, but the commencement date shall be the date of occupancy or three (3) days after issuance of the certificate of substantial completion provided by Landlord and Landlord shall not be liable for any damage or loss, actual or consequential, resulting therefrom.

3. RENT: Tenant hereby covenants and agrees to pay without deduction, offset,   prior notice or demand, together with any and all sales and use taxes levied upon   the use and occupancy of the leased premises as set forth in Paragraph 8, during the   term hereof,   to the Landlord, in advance beginning on February 1, 2006   and on the first day of each and every month thereafter, a monthly Base rent of ~~$1,461,38~~  1407.25, [initialed], plus sales tax (presently 7%) in the amount of ~~$102.30~~  98.51, [initialed] for a total monthly rent of ~~$1,563.68~~  $ 1505.76, [initialed].   Rent shall be paid to:

EAST POINT   BUSINESS CENTER

c/o Commercial Management Associates Inc.

6220 South Orange Blossom Trail

Suite 163

Orlando, FL 32809

Total monthly rent will be adjusted each year of this Lease in the manner set forth in Paragraph 4. If Tenant's possession commences on other than the first day of the month, Tenant   shall occupy the leased premises under the terms, conditions and provisions of this Lease and the rental for one full calendar month plus the pro rata portion of the monthly rent for said month shall be paid upon the execution of this lease and the term of the Lease shall commence on the first day of the month following that in which possession is given.

Tenant also covenants and agrees to pay a Late Payment Penalty of five percent (5%) of the amount due for any payment of monthly rent not received by Landlord on or before the 5th day of each month. For any other payment due Landlord pursuant to the terms and provisions hereof, all monies received after ten (10) days from the date of demand, may be assessed an additional five (5%) percent charge as a late payment penalty. Acceptance by Landlord of a rental payment in an amount less than that which is currently due, including any late charges due thereon, shall in no way affect Landlord’s rights under this lease and in no way be an accord and satisfaction. Time is of the essence in this Lease.

4. RENT ADJUSTMENT: The base rent for each 12-month period subsequent to the prior 12 month period occurring during the term of this Lease shall be increased by an amount computed by multiplying the prior year's Base Rent by the greater of the following: Four (4%) percent.  ~~(b) The increase in the Consumer Price Index, United States City Average for the Urban Wage Earners and Clerical Workers ( 1982-84~~

~~equals 100). the Consumer Price Index is abolished or discontinue then thereafter the computation of the applicable charge shall accomplished by the method of computing the purchasing value of the dollar which is established and published   as a substitute for said Consumer Price Index, or, if there is no substitute, then by the most compatible  available method of computing the purchasing value of the dollar.~~ [initialed]  The Landlord shall notify the Tenant of the adjusted base rent in writing. The  Tenant agrees to pay the adjusted base rent monthly, together with any applicable taxes as set forth in Paragraph 3, on the first day of each month for the following 12 month period.

5. OPERATING EXPENSES AND REAL ESTATE TAX STOP:

(a) Effective with the calendar year 2006   and continuing for each calendar year thereafter , Tenant shall pay, as additional rent its proportionate share (proportional share shall be Tenant's leased area divided by the building's total area of square feet, which is 37,465 square feet) of operating expenses, real estate taxes and property insurance that exceed $ 2.90 per square foot.  Landlord shall notify Tenant in writing as soon as possible after the end of the calendar year of any increase and Tenant shall remit payment in a lump sum within fifteen (15)   days after receipt of the notice. The term ''operating expense'' is defined as all expenses and insurance premiums incurred by Landlord in connection with providing the services of the Landlord described in Paragraph 12   below.

(b) At Landlord option, Landlord may make a good faith estimate or the excess operating expenses for each upcoming calendar year and upon thirty (30) days written notice to Tenant may require the monthly payment of additional rental adjusted in accordance with such estimate. The amount of such estimated excess shall be payable in equal monthly installments over the remaining months of the calendar year after notice of such estimate is delivered to Tenant. Any amounts paid based on such an estimate shall be subject to adjustments pursuant to Paragraph (c) when actual operating expenses are available for each year.

(c) By April l of each year during Tenant's occupancy or as soon thereafter as practical Landlord shall furnish to Tenant a statement of Landlord's actual operating expenses for the previous calendar year. If for any calendar year additional rent collected for the prior year as a result of Landlord's estimate of operating expenses, is in excess of the additional rent actually due during such prior year, then Landlord shall refund to Tenant any overpayment (or at Landlord's option apply such amount against rentals due or to become due hereunder).

Likewise, Tenant shall pay to Landlords within ten (10)     days, any underpayment with respect to the prior year.

6. SECURITY: Tenant has deposited with Landlord the sum of $ 1,563.68 as security for the faithful performance and observance by Tenant of the terms provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including but not limited to the payment of rent and additional rent. Landlord may use, apply or retain the whole or any part of security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms covenants and conditions of this Lease, including but not limited to any damages or deficiency in the reletting of the leased premises, whether such damages or deficiency acceded before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions covenants and conditions of this Lease. The security shall be returned to Tenant without interest. After the date fixed as the end of the Lease and after delivery of entire possession of the leased premises to Landlord. In the event of a sale of the land and building of which the leased premises form a part, hereinafter referred to as the buildings or leasing of the building. Landlord shall have the right to transfer the security to the vendee or tenant and Landlord shall thereupon be released by Tenant from all liability for the return of said security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

In the event of any bankruptcy or other proceeding against or by Tenant under Paragraph 23 herein, it is agreed that all such security deposit held hereunder shall be deemed to be applied first to rent and other charges first due to Landlord for all periods prior to the filing of any such proceedings.

7. NOTICES: For purpose of notice or demand the respective parties shall be served by certified or registered mail, return receipt requested. Addressed to the Tenant or to the Landlord at their respective office addresses as follows:

Tenant:

 Landlord:

View Systems Inc.

EAST POINTE BUSINESS CENTER

3740 St. Johns Bluff Road

c/o Commercial Management Associates Inc.

Suite 7

6220 South Orange Blossom Trial, Suite 163

Jacksonville FL 32224

Orlando. FL 32809

8. SALES AND USE TAX: Tenant hereby covenants and agrees to pay monthly to the Landlord any sales, use or other tax, excluding State and/or Federal Income Tax now or hereafter imposed upon any and all rents or other sum due and payable hereunder by the United States of America the state or any political subdivisions thereof notwithstanding the fact that such statute ordinance or enactment imposing the same may endeavor to impose the tax on the Landlord.

9. USE AND POSSESSION: It is understood that the leased premises are to be used only for general office purposes and only for the following specific uses:

General Office

No other use whatsoever except as described above shall be permitted without the prior written consent of Landlord. In the event Tenant uses the leased premises for purposes not expressly permitted herein Landlord may terminate this lease or without notice to Tenant restrain said improper use by injunction. Tenant shall not use the leased premises for any unlawful purpose or so as to constitute a nuisance. The Landlord covenants and agrees to have the leased premises completed and ready for possession on or before the commencement date barring strikes insurrections. Acts of God and other casualties or unforeseen events beyond the control of the Landlord. Tenant agrees to accept possession of said lease premises upon notice by Landlord of completion and satisfactory inspection by Tenant which shall not be unreasonably withheld. However Tenant shall have no obligation to accept possession prior to commencement date of this Lease. The Tenants at the expiration of the term shall deliver up the leased premises in good repair and condition ordinary wear and tear excepted.

10. ORDINANCES AND REGULATIONS

(a) Tenant hereby covenants and agrees to comply with all the rules and regulations of the Board of Fire Underwriters Officers or Boards of the City, County and State having jurisdiction over the leased premises, and with all ordinances and regulations of governmental authorities wherein the leased premises are located at Tenant's sole cost and expense, but only in so far as any of such rules, ordinances and regulations pertain to the manner in which the Tenant shall use the leased premises; the obligation to comply in every other case and also all cases where such rules regulations and ordinances require repairs alterations   changes or additions to the building (including the leased premises, but not caused by Tenant's use thereof or building equipment, or any part of either being hereby expressly assumed by Landlord, and Landlord covenants and agrees to comply with all such rules, regulations and ordinances with which Tenant has not herein expressly agreed to comply. Tenant hereby agrees to cooperate with Landlord in all respects and to comply with the above.

(b) Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit ''C'' initialed by the parties and made a part thereof.

Landlord shall have the right from time to time to issue additional or amended rules and regulations regarding the use of the lease premises; When so issued the same shall be considered a part of this Lease and Tenant covenants that said additional or amended rules and regulations shall likewise be faithfully observed by Tenant and the employees, agents, officers servants, patrons, licensees, visitors and invitees of Tenant provided that said additional or amended rules are made applicable to at least a majority on a square foot basis) of all tenants in the building.

Any failure of Tenant to abide by the aforesaid rules and regulations shall constitute a default under this Lease.

11. SIGNS: The Tenant will not place any signs. Advertising matter or material on the exterior or on the interior where possible to be seen from the exterior of the leased premises or of the building in which the leased premises are located. Any lettering or signs placed on the interior of said building shall be for directional proposes only, and such signs and lettering shall be of a type, kind character and description to be approved in writing by the Landlord.

12. SERVICES:

A. Landlord covenants and agrees to furnish the following services:

(a) sewer and water;

(b) landscape maintenance;

(c) removal of trash;

(d) maintenance of the exterior of the building (roof) exterior wails and walks and exterior building signs); (e) maintain and keep clean all common areas of the site outside the building, including grounds. landscaping drives parking and service court;

(f) area maintenance charge due from Landlord for Common Maintenance

Fees;

(g) property management.

B. Tenant shall, at its sole expense, be responsible for and furnish:

(a) janitorial service;

(b) electricity

(c) maintenance and repair of the leased premises heating and air conditioning equipment (including but not limited to replacement of parts compressions air handling units), plumbing and plumbing fixtures lights and lighting fixtures, doors (exterior and interior) and all other improvements located on the leased premises except those repairs expressly required to be made by the Landlord.

Landlord. however shall not be liable for failure to furnish any of the foregoing when such failure is caused by conditions beyond the control of Landlord or by accidents repairs or strikes or otherwise, nor shall landlord be liable tender any circumstances for loss of or injury to person or property, however occurring, through or in connection with or incidental to the furnishing of any of the foregoing services.

13. MAINTENANCE. ALTERATIONS. MECHANIC'S LIENS:

(a) The Landlord agrees to keep in good repair the roof foundations and exterior walls of the building on the premises and underground utility and sewer pipes outside of the exterior walls of said building; provided, however the Landlord shall not be responsible for the repair of any glass and exterior doors and any and all repairs rendered necessary by the negligence of Tenant its agents, employees, or invitees. Landlord gives to Tenant exclusive control of premises and shall be under no obligation to inspect said premises. Tenant shall promptly report in writing to Landlord any defective condition known to it which Landlord is required to repair and failure to so report such defects shall make Tenant responsible to Landlord for any liability incurred by Landlord by reason of such defects.

(b) Tenant accepts the leased premises in their present condition and as suited for the uses intended by Tenant. Tenant shall. throughout the initial term of this Lease and all renewals thereof at its expense. maintain in good order and repair the leased premises including the building. heating and air conditioning equipment (including but not limited to replacement of parts, compressors, air handling units and heating units and changing of filters) plumbing lines and fixtures the replacement of light bulbs and fixtures and other improvements located thereon except those repairs expressly required to be made by Landlord. Tenant shall furnish evidence to Landlord that Tenant has in effect at all times a service agreement with a reputable heating and air conditioning service company for periodic maintenance on the heating and air conditioning system including but not limited to changing of filters and preventive maintenance.

In the event Tenant fails to make said repairs, then Landlord may, but shall not be obligated to make such repairs in which event Tenant shall promptly reimburse Landlord for all expenses incurred thereby. Tenant agrees to return said premises to Landlord at the expiration or prior termination or this Lease in as good condition and repair as when first received natural wear and tear damage by storm fire lightning earthquake or other casualty alone excepted.

Aside from the aforesaid repairs Tenant shall not make any alterations additions or improvements to the premises without the prior written consent of Landlord.

(c) Tenant shall make no changes in or to the leased premises of any nature without Landlord's prior written consent. Subject to the prior written consent of Landlord and to the provisions of this paragraph, Tenant, at Tenant's expense and for Tenant's benefit may make alterations installations additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical lines in or to the interior of the leased premises by using contractors or mechanics first approved by Landlord. AIl fixtures and all paneling partitions railing and like installations, installed in the leased premises at any time, either by tenant or by Landlord in tenant's behalf shall become the property of landlord and shall remain upon and be surrendered with the leased premises. Nothing in this paragraph shall be construed to prevent Tenant's removal of trade fixtures but upon removal of any such trade fixtures from the leased premises or upon removal of other installations as may be required by Landlord Tenant shall immediately and at its expense. repair and restore the leased premises to the condition existing prior to installation and repair any damage to the leased premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the leased premises after Tenant's removal shall be deemed abandoned and may, at the election of Landlord either be retained as Landlord's property or may be removed from the leased premises by Landlord at Tenant's expense. Tenant shall before making any alterations additions installations or improvements at its expense, obtain all permits approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits approvals and certificates to Landlord and Tenant agrees to carry Workmen's compensation general liability, Personal and Property Damage Insurance as Landlord may require. Tenant agrees to obtain and deliver to Landlord written and unconditional waivers of mechanic's liens filed in contravention of this agreement upon the interest of Landlord for all work, labor and services to be performed and materials to be furnished in connection with such work, signed by all contractors sub-contractors, materialmen and laborers to become involved in such work. Nothing herein shall be construed to give Tenant or any contractor, sub-contractor, materialmen or laborer any right to a mechanic's lien upon Landlord's interest in the real property. Notwithstanding the foregoing, if any mechanic's lien is filed against the leased premises or the building for work claimed to have been done for, or materials furnished to Tenant, whether or not done pursuant to this paragraph. The salve shall be discharged by Tenant within ten (10)   days thereafter at Tenant's expense. by transferring the lien to security pursuant to Florida Statute 71 3.24 or other applicable provisions of the Florida Mechanic's Lien Law.

14. OUIET ENJOYMENT: Subject to the provisions of Paragraph 20 hereof, the Landlord covenants and agrees that Tenant on paying said monthly rent and performing the covenants and conditions herein, shall and may peaceably and quietly hold and enjoy the leased premises for the term aforesaid.

15. LANDLORD'S RIGHT TO INSPECT AND DISPLAY: The Landlord shall have the right at reasonable times during the term of this Lease to enter the leased premises for the purpose of examining or inspecting same and of making such repairs or alterations therein as the Landlord shall deem necessary. The Landlord shall also have the right to enter the leased premises at all reasonable hours for the purpose of displaying said leased premises to prospective tenants within ninety (90) days prior to the termination of this Lease or at any reasonable time for the purpose of showing the leased trellises to a prospective buyer of the building. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property, Landlord may immediately enter the leased premises and prepare them for any future Tenant. Furthermore, the Landlord may allow such future Tenant to occupy the leased premises. These ants shall have no effect upon the Tenant's obligation under this Lease and Tenant shall be entitled to no abatement or diminution of rent as a result thereof except that in the event such future Tenant makes any payment for the period up until the expiration of this Lease. Tenant shall be entitled to a credit to the extent of such payment.

16. DAMAGE OR DESTRUCTION:

(a) If by fire or other casualty the leased premises are totally destroyed or the building is partially damaged or destroyed to the extent of seventy-five percent (75%) or more of the replacement cost thereof even though the leased premises may not be damaged Landlord shall have the option of terminating this Lease or any renewal thereof by serving written notice upon the Tenant within thirty (30) days from the date of the casualty and any prepaid rent shall be prorated as of time of destruction and unearned rent refunded without interest.

(b) If by fire or other casualty the leased trellises are damaged or partially destroyed to the extent of twenty-live percent (25%) or more of the replacement cost thereof and the provisions of (a) above are not applicable then (1) if the unexpired term of the Lease is less than one year, excluding any unexercised renewal option , Landlord may either terminate this Lease by serving written notice upon Tenant within ten ( l 0) days of the date of destruction or Landlord shall restore the leased premises or (2) if the unexpired term of the Lease is snore than one year, including any exercised renewal option. Landlord shall restore the leased premises.

(c) lf by fire or other casualty the leased premises are damaged or partially destroyed to the extent of twenty-five percent (25%), or the replacement cost thereof and the provisions of (a) above are not applicable Landlord shall restore the leased premises.

(d) In the event of' restoration by Landlord all rents paid in advance shall be proportioned as of the date of damage or destruction and all rent thereafter accruing shall be equitable and proportionately adjusted according to the nature and extent of the destruction or damage, pending completion of rebuilding restoration or repair. In the event the destruction or damage is so extensive as to make it infeasible for the Tenant to conduct Tenant's business on the leased premises, the rent shall be completely abated until the leased premises are restored by the Landlord or until the Tenant resumes use and occupancy of the leased premises whichever shall first occur. The Landlord shall not be liable for any damage to or any inconvenience or interruption of business of the Tenant or any of its employees. Agents or invitees occasioned by fire or other casualty.

(e) Said restoration rebuilding or repairing shall be at Landlord's sole cost and expense.

(f) Landlord shall not be required to carry fire, casualty or extended coverage insurance on the person or property of the Tenant or any person occupying the leased premises or property which may now or hereafter be placed in the leased premises. Landlord and Tenant each waive all rights and liabilities which each may have against the other party, their agents, employees and invitees for damage or destruction to the real or personal property owned by said party, except for intentional or malicious destruction or gross negligence, Landlord and Tenant shall provide in any insurance policy a clause providing for and recognizing such waiver of the right of subrogation.

17. EMINENT DOMAIN: If the whole or any part of the leased premises shall be acquired or condemned by Eminent Domain for any public or quasi-public use or purpose then and in that event the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord or against the total award for the value of any unexpired portion of the Lease term or otherwise, and Tenant shall not be entitled to any part of any award that may be made for such taking nor to any damages therefore except that the rent shall be adjusted as of the date of such termination of this Lease.

18. ASSIGNMENT OR SUBLETTING: The Tenant shall not: (a) assign, encumber dispose of or convey this Lease or any interest under it; (b) allow any assignment, subletting or transfer hereof or any lien upon the Tenant's interest by operation of law or by voluntary or involuntary bankruptcy proceedings or otherwise and in no event shall this Lease or any right or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings; (c) sublet the leased premises or any part thereof  or (d) permit the use or occupancy of the leased premises or any part thereof by anyone other than the Tenant.

If the Landlord shall consent to any assignment or subletting, Assignee shall assume all obligations of Tenant hereunder and neither Tenant nor any assignee shall be relieved of any liability hereunder and in the event of default by assignee in the performance of any of the terms hereof no notice of such default or demand of any kind need to be served on Tenant or assignee to hold him or them liable to Landlord. Notwithstanding any assignment of sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease.

Without otherwise limiting Landlord's right to approve or disapprove any assignment or subletting, Landlord intends to withhold its consent to any subletting, of the premises or any part thereof, if (i) such proposed subletting be to any person, firm association or corporation which shall then be a tenant or sub-tenant of Landlord or an occupant of any part of the building or (ii) such proposed subletting is at a rental rate less then the rental rates then being charged under leases being entered into by Landlord for comparable space in the building, or (iii) such subletting is to an agency of any federal state or local government or is an employment or personnel agency or school. Any assignment or subletting of the premises by Tenant without the written consent of Landlord shall be, at the option of Landlord null and void.

19.   HOLDOVER: It is further covenanted and agreed that if the Tenant or any approved assignee or sublessee shall continue to occupy the leased premises alter the termination of the Lease without prior written consent of the Landlord such tenancy shall be Tenancy at Sufferance. The base monthly rent for any month during which Tenant is a Tenant at Sufferance under the terms of this Lease shall be one hundred fifty percent (150% ) of the base rent during the last month prior to Tenant becoming a Tenant at Sufferance under the terms of this Lease.

Acceptance by the Landlord of rent after such termination shall not constitute a renewal of this Lease or a consent to such occupancy nor shall it waive Landlord's right of re-entry or any other right contained herein.

20. ABANDONMENT OR VACATING PREMISES:   Tenant shall, during the term of this Lease occupy the leased premises and shall retain and maintain during normal business hours the furniture fixtures and other personal property of Tenant on the leased premises under the supervision or control ozone or more officers or employees of Tenant.

(a) This lease and all of the rights of the Tenant hereto are hereby made subject and subordinate at all time to all ground or underlying leases including any ground leases entered into by the Landlord as Tenant and to all mortgages which may now or hereafter affect such leases or the real property of which the leased premises form a parts and to all renewals modifications consolidations, replacements, and extensions thereof. This clause shall be self- operative and no further instrument of subordination shall be required by any ground or underlying lease Landlord or mortgagee. In confirmation of such subordination Tenant shall execute promptly any certificate that the Landlord may request. Tenant hereby constitutes and appoints Landlord the Tenant's attorney-in-fact irrevocably to execute and deliver such certificate or certificates for and on behalf of the tenant. Provided however that notwithstanding the foregoing, any such Landlord aforesaid or the party secured by any mortgage shall have the right to recognize this Lease and in the event of re-entry by any such landlord aforesaid or of any foreclosure sale under such mortgage, this Lease shall continue in full force and effect at the option of such reentering Landlord aforesaid or of the party secured by such mortgage or the purchaser under any such foreclosure sale; and the Tenant covenants and agrees that it will at the written request of any such party, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of this Lease to the lien or rights of all ground or underlying leases and to all mortgages.

(b) Tenant will notify Mortgagee, by registered or certified mail return receipt requested of any default of Landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder and agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof nor any abatement shall be effective unless Mortgagee has received the notice aforesaid and has failed within 30 days of the date thereof to cure or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure of Landlord's default which gave rise to such right of cancellation or abatement.

21. INDEMNIFICATION: The Landlord shall not be liable for any damage or injury to any person or property whether it be the person or property of the Tenant the Tenant's employees, agents, guests, invitees or otherwise by reason of Tenant's occupancy of the leased premises or because of fire flood windstorm Acts of God or for any other reason. The Tenant agrees to indemnify, defend and save harmless the Landlord from and against any and all loss, damage. claim demand liability or expense by reason of damage to person or property which may arise or be claimed to have arisen as a result of the occupancy or use of said leased premises by the Tenant or by reason thereof or in connection therewith or in any way arising on account of any injury or damage caused to any person or property on or in the leased premises providing however, that Tenant shall not indemnify as to the loss or damage due to fault of Landlord.

22. LIMITATION OF LIABILITY: The term Landlord as used in this Lease shall be limited to mean and include only the owner or owners at the time in question of the fee of the leased premises and in no event shall such term of any covenant be construed to impose a personal obligation upon the Property Manager and Leasing Broker who is an independent real estate broker and, as such as independent contractor authorized by the owner of the leased premises to secure leases and to manage the leased premises pursuant to a written Management Contract. Nothing herein shall be construed to imply or impose upon either the Property Manager and Leasing Broker or the owner of the leased premises, a general agency relationship.

In the event of any transfer of title to the leased premises, the Landlord herein shall be automatically freed and relieved from all personal liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes subject to the limitations of this paragraph, all the terms, covenants and conditions of the Lease to be performed on the part of Landlord it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall subject as aforesaid be binding on Landlord, its successors and assigns, only during their respective successive periods of ownership.

23. EVENTS OF DEFAULT AND LANDLORD'S REMEDIES: All rights and remedies of the Landlord herein enumerated in the event of a default shall be cumulative and nothing herein shall exclude any other right or remedy allowed by law.

(a) If any voluntary or involuntary petition or similar proceeding under any section or sections of any bankruptcy act shall be filed by or against Tenant or any voluntary or  involuntary proceeding in any court or tribunal shall be instituted to declare Tenant insolvent or unable to pay Tenant's Debts then and in any such event Landlord may if Landlord elects but not otherwise, either with or without notice of election and with or without entry or other action by Landlord forthwith terminate this Lease, and notwithstanding any other provision of this Lease, Landlord shall forthwith upon such termination be entitled to recover damages in an amount equal to the then present value of the rent specified in Paragraph 3 of the Lease for the residue of the stated term hereof, less the fair rental value of the leased premises for the residue of the stated term.

(b) lf the Tenant defaults in the payment of rent or in the prompt and full performance of any provision of this Lease, or in the leasehold interest of the Tenant being levied upon under execution or being attached by process of law or if the Tenant makes an assignment for the benefit of creditors or if a receiver can be appointed for any property of the Tenant or if the Tenant abandons the leased premises. then and in any such event the Landlord may, if the Landlord so elects but not otherwise, and with or without notice of such election and with or without any demand whatsoever, forthwith terminate this Lease and the Tenant's right to possession of the leased premises, or without terminating this Lease forthwith terminate the Tenant's right to possession of the leased premises but the Tenant shall remain liable for damages as permitted by law and as provided for herein.

(c) Upon any termination of this lease whether by lapse of time or otherwise or upon any termination of the Tenant's right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the leased premises immediately and deliver possession thereof to the Landlord and without prejudice to any other remedy which Landlord may have, Tenant does hereby grant to the Landlord in such event full and free license to enter into and upon the leased premises (by picking locks and changing locks if deemed necessary by Landlord) with or without process of law to repossess the leased premises and to expel or remove the Tenant and any others who may be occupying or within the leased premises and to remove any and all property therefrom, using such force as may be necessary without being deemed in any manner guilty of trespass, eviction of forcible entry or detainer without relinquishing the Landlord's right to rent or any other right given to the Landlord hereunder or by operation of law.

The Tenant expressly waives the service of any demand for the payment of rent or for possession and the service of any notice of the Landlord's election to terminate this Lease or to re-enter the lease premises including any and every form of demand and notice prescribed by any statute or other law and agrees that the simple breach of any covenant or provision of the Lease by the Tenant shall of itself without the service of any notice or demand whatsoever permit the exercise by Landlord of any of the remedies provided to Landlord hereunder.

(d) If the Tenant abandons the leased premises or otherwise entitles the Landlord so to elect, and the Landlord elects to terminate the Tenant's right to possession only, without terminating the Lease, the Landlord may at the Landlord's option enter into the leased premises, remove the Tenant's signs and other evidences of tenancy and take and hold possession thereof as in Paragraph 23 (c) provided without such entry and possession terminating the Lease or releasing the Tenant in whole or in part from the Tenant's obligations to pay the rent hereunder for the full term and in any such case the Tenant shall pay forthwith to the Landlord a sum equal to the entire amount of the rent specified in Paragraph 3 of this Lease for the residue of the stated term plus any other sums then due hereunder. Upon and after entry into possession without termination of the Lease the Landlord may but need not relet the leased premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent for such time and upon such terms as the Landlord in the Landlord's sole discretion shall determine and the Landlord shall not be required to accept any tenant offered by the Tenant or to observe any instructions given by the Tenant about such reletting. In any such case, the Landlord may make repairs, alterations, and additions in or to the leased premises and redecorate the same to the extent deemed by the Landlord necessary or desirable and the Tenant shall upon demand pay the costs thereof, together with Landlord's expenses of the reletting. If Tenant's account is not sufficient to pay monthly the full amount of the rent reserved in this Lease, together with the cost of repairs alterations additions redecorating and the Landlord's expenses, the Tenant shall pay to the Landlord the amount of each monthly deficiency upon demand; and if the consideration so collected from any such reletting is more than sufficient to pay the full amount of the rent reserved herein together with the costs and expenses of the Landlord, the Landlord at the end of the stated term of the Lease, Landlord shall account for the surplus to the Tenant.

(e) The Tenant shall pay upon demand all the Landlord's costs charges and expenses, including the fees of Landlord's attorneys, leasing agents and others retained by the Landlord incurred in enforcing the Tenant's obligations hereunder or incurred by the Landlord in any litigation (including appeals), negotiation or transaction in which the Tenant causes the Landlord without the Landlord's fault. to become involved or concerned.

(f) Tenant hereby, irrevocably appoints Landlord as agent and attorney-in- fact of Tenant to enter upon the leased premises in the event of default by Tenant in the payment of any rent herein reserved, or in the performance of any term covenant or condition herein contained to be kept or performed by Tenant and to remove any and all furniture and personal property whatsoever situated upon the leased premise. Any property of the Tenant not removed from the leased premises after the end of term however terminated and any and all property which may be removed from the leased premises by the Landlord pursuant to the authority of this Lease or of law, and to which the Tenant is or may be entitled, may be handled, removed or stored by Landlord at the risk cost and expense of Tenant and Landlord shall in no event be responsible for the value preservation or safekeeping thereof. Tenant shall pay to Landlord upon demand all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control.

Landlord may place such property in storage for the account of and at the expense of Tenant and if Tenant fails to pay the cost of storing property after it has been stored for a period of thirty (30) days or more, Landlord may sell any or all of such property, at public or private sale in such manner and at such time and place as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant for payment of any part of such charges or the removal of any such property, and shall apply the proceeds of such sale first to the cost and expenses of such sale, including reasonable attorney's fees; second, to the payment of the sums of money which may then or thereafter be due to Landlord from Tenant under any of the terms hereof; and third the balance if any to Tenant. The removal and storage of Tenant's property as above provided shall not constitute a waiver of Landlord's lien thereon.

(g) The Landlord may resort to any one or more of such remedies or rights and adoption of one or more such remedies or rights shall not necessarily prevent the enforcement of others concurrently or thereafter.

LANDLORD'S LIEN: As security for Tenant's payment of rent damages and all other payments required to be made by this Lease Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the leased premises. If Tenant abandons or vacates any substantial portion of the leased premises or is in default in the payment of any rentals, damage or other payments required to be made by this Lease Landlord may take any action it deem necessary and may be available to it in the State of Florida. The proceeds of the sale of the personal property shall be applied by Landlord toward the cost of the sale and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease.

25. UNIFORM COMMERCIAL CODE: To the extent, if any, this Lease grants Landlord any lien or lien rights greater than provided by the laws of the State of Florida pertaining to "Landlord's Liens," this Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of this state and Landlord in addition to the rights prescribed in this Lease, shall have all or the rights, titles, liens and interest in and to tenant's property now or hereafter located upon the leased premises which are granted a secured party, as that term is defined under this state's Uniform Commercial Code to secure the payment to Landlord or the various amounts provided in this Lease. The Tenant agrees to and shall execute and deliver to Landlord such "Financing Statements" and such further assurances as Landlord may, from time to time consider necessary to create perfect and preserve the Landlord's liens upon all fixtures equipment and other personal property herein described and all additions substitutions replacements and accessions thereto and all proceeds of its or their sale or other disposition. The Landlord at the expense of Landlord, may cause such Financing Statements and assurances to be recorded and re-recorded, filed and re-filed, and renewed or continued at such time and place as may be required or permitted by to create perfect and preserve such liens. In the event Tenant fails to promptly execute and return to Landlord such Financing Statements as Landlord may require to creates preserve and perfect its lien, Tenant shall and does hereby designate Landlord to act as Tenant's agent for the sole and limited purpose of executing such Financing Statements and any such execution by Landlord pursuant to this Lease shall be effective and binding upon Tenant as though executed originally by Tenant.

Tenant's designation of Landlord as agent hereunder shall not be subject to revocation until this Lease is terminated.

26. INCREASE IN INSURANCE: Tenant shall not do or permit anything to be done upon, or bring or keep or permit anything to be brought or kept into or on, the leased premises     which shall increase the rate of insurance on the building or on the property located therein, if by reason of the failure of Tenant to comply with the terms of this Lease or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease) the insurance rate shall at any time be higher than it would otherwise be, Tenant shall reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant. The Tenant shall not install any electrical equipment that overloads the lines in the leased premises.

Tenant agrees to comply with any requirements or recommendations made by Landlord's insurance underwriter inspectors.

27. FLOOR LOAD LIMITS: Tenant shall not place a load upon any floor of the leased premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Landlord's judgement, to absorb and prevent vibration noise and annoyance.

28. REPRESENTATIONS: Tenant has examined and knows the condition of the leased premises and has received the same in good order and repair and no representations as to the condition of repair or otherwise have been made by Landlord or the agent of Landlord prior to or at the execution of this Lease that are not expressed herein.

29. DEFAULT UNDER OTHER LEASE: If the term of any lease, other than this Lease, made by the Tenant for any premises in the building shall be terminated or terminable after the making of this Lease because of any default by the Tenant under such other lease such fact shall empower the Landlord, at the Landlord's sole option, to terminate this Lease by notice to the Tenant.

30. TENANT INSURANCE: The Tenant shall keep and maintain at all times during the term of this Lease or any renewal or extension thereof, at its own cost and expense insurance against any and all accidents or casualties that may occur to employees, patrons, patients or the public or damage to property in and about the leased premises. all of said insurance likewise to be in recognized companies of first grade and in amounts satisfactory to and sufficient to protect the interest of Landlord; in the event of the default thereof, Landlord may, at its option effect and maintain such insurance and the premium or premiums thus paid shall be added to the installment of rent next coming due and the payment thereof enforced in the same manner as the installments of rent herein provided. Tenant shall furnish to landlord insurance certificates evidencing compliance with the above requirements upon commencement of this Lease and continue to furnish renewal certificates as such policies expire it being understood that the minimum limits of said insurance shall be $500,000 one person, $1,000,000 one accident for bodily injury and $250,000 for property damage, unless otherwise agreed in writing by the Landlord.

31.     PARTIAL INVALIDITY: If any term or provision of this Lease or application thereof to any person or circumstance shall to any extent be invalid or unenforceable the remainder of this Lease of the application or such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and such term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

32. REVISIONS: This Lease shall not be altered, changed or amended, except by an instrument in writing signed by both parties hereto. Landlord may at any time change the name and number of the building, remodel or alter the same, or the location of any entrance thereto, or any other portion thereof not occupied by Tenant and the salve shall not constitute a constructive or actual total or partial eviction.

33. ESTOPPEL LETTERS: At any time. and from time to time upon not less than fifteen (15)   days prior written request by Landlord Tenant shall execute acknowledge and deliver to the Landlord a statement in writing certifying whether this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified) stating the modifications and the dates to which the annual rent and other charges have been paid and stating whether or not to the best knowledge of the signer of the certificate the Landlord is in default in performance of any other covenants agreements or condition contained in this Lease and if so, specifying each such default of which the signer may have knowledge. It is intended that any such statement furnished by Tenant may be relied upon by Landlord or by any other person or persons having a valid interest therein including a purchaser or potential purchaser of the property,

34. EASEMENT: It is expressly agreed that the Tenant does not hereby and shall not by any use hereafter acquire any right or easement to use of any door or passageway in any portion of the building or in any premises adjoining such building, except the easement of necessity for ingress and egress, if any. in the doors and passageway directly connecting with leased premises provided however it is expressly agreed that the Landlord shall have the right to close or obstruct any door or passageway into or from or connecting with the leased premises and to interfere with the use thereof whenever Landlord deems it necessary to effect alterations on repairs thereto or in and about any premises adjoining such doors or passageways. The use of any door or passageway into or from or connecting with any premises or building adjoining the building in which the premises hereby leased are situated may be regulated discontinued or prohibited at any time by the Landlord without notice to Tenant.

35. NON-REINSTATEMENT: No receipt of money by the Landlord from the Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgement of possession of the leased premises shall reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

36. EFFECT OF SUBMISSION: Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument becomes effective as a lease upon execution and delivery by both Landlord and Tenant.

37. SUCCESSORS AND PERMITTED ASSIGNS: This Lease shall bind and inure to the benefit of the successors, permitted assigns, heirs, executers, administrators and legal representatives of the parties hereto.

38. NON-WAIVER: No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of the same covenant or condition or any other covenant or condition of-this Lease.

39. PARKING: Tenant is hereby granted the non-exclusive privilege to use parking spaces in the parking lot for use by itself, its employees and visitors, provided Landlord shall reserve the right to assign parking spaces to Tenant or to limit Tenant's parking privileges to a number of spaces equal to its pro rate share of all parking spaces within the parking lot based upon the ratio of Tenant's square footage to the total square footage in the building in which Tenant is located within East Pointe Business Center. Tenant shall abide by all rules and regulations as concern the use of the aforementioned parking areas as may new exist or as may hereinafter be promulgated by the Landlord and a violation of this clause and/or the rules referred to above shall constitute, upon reasonable notice to Tenant at the option of Landlord a default by the Tenant in the term, conditions and covenants of this Lease or Landlord shall have the right to revoke Tenant's parking privileges provided by this paragraph and such revocation shall not affect any other right, duties or obligations as provided for in this Lease.

40. NO LANDLORD PERSONAL LIABILITY: There shall not be any personal liability on the part of Landlord or any joint venturer or partner in Landlord in respect to Landlord's obligations under or with respect to this Lease. In the event of default by Landlord with respect to any of its obligations under or with respect to this Lease Tenant shall look solely to the interest and equity of Landlord in the Land and Building of which the lease premises form a part, for any satisfaction or recovery of a judgement against Landlord. In no event shall Landlord or Landlord's partners or joint venturer or any of their assets other than their interest and equity in such Land and Building be liable for any such judgement. If Tenant shall acquire a lien on any of the other properties or assets of Landlord or Landlord's joint venturers or partners by judgement or otherwise arising out of or by virtue of this Lease Tenant shall promptly release such lien on such other properties and assets by executing acknowledging and delivering to Landlord an instrument to that effect proposed by Landlord's attorneys.

41.   TENANT BROKERS: Tenant hereby agrees to pay, defend, and hold harmless Landlord from and against any claims demands or causes of action asserted against Landlord by brokers, finders, or other similar people who have or alleged to have been retained or otherwise employed by Tenant, and all liability. costs and expenses, including legal fees incurred by Landlord in connection with such claims demands or causes of action.

42. RELOCATION: In the event Tenant occupies less than 10%   of the net rentable area of the building, Landlord shall have the right at Landlord's sole expense, to relocate Tenant to space within the building.

Such relocation by Landlord shall only be for the purpose of accommodating another Tenant requiring over 10%   of the net rentable space in the building.

Tenant shall be given written notice 30 days prior to any such relocation.

43. EXHIBIT: Attached. hereto, and by this reference made a part hereof are the following Exhibits to this Lease Agreement:   [space for initial]

Addendum

Exhibit "A" - Floor Plan

Exhibit ''B'' - Suite Location Plan Plan Exhibit ''C'' - Rules and Regulations

44. ENTIRE AGREEMENT: This Lease contains and embodies the entire agreement of the parties hereto and no representations inducements or agreements, oral or otherwise, between the parties not contained and embodied herein shall be of any force or effect and that same may not be modified, changed, or terminated in whole or in part orally or in any other manner than by an agreement in writing duly signed by all of the parties hereto.

45. RADON GAS: RADON is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

IN WITNESS WHEREOF, this Lease has been duly executed by the parties hereto, under seal as of the day and year above written.

WITNESSES:

LANDLORD:

EAST POINTE BUSINESS CENTER

Witnesses:  /s/ [illegible] Wingate

By: Commercial Management Associates Inc.

Under Authority Granted by Landlord

By:  /s/[illegible]

Its: President

WITNESSES:

TENANT:

VIEW SYSTEMS INC

Witnesses:

/s/ Charlotte DeLoof

By: /s/ Gunther Than

/s/ Kate Fieden

Its: CEO

ADDENDUM

1) ELECTRICITY: Landlord and Tenant acknowledge that the same electric meter services Suites 5 and 7. The electric service is in Landlord's name.

Tenant agrees to pay its proportionate share of the monthly electric bill (proportionate share shall be Tenant's leased area divided by the total area of suites 5 and 7 or 1,299 /3,876 square feet or .3351%) upon receipt of invoice for its electric use.

2) RIGHT OF FIRST REFUSAL: Landlord hereby grants to Tenant a right of first refusal to lease Suite 5 comprised of approximately 2,577 square feet should said space become available. If Landlord desires to lease such space to a third party, Landlord shall first notify Tenant in writing of its intention to offer such space for lease. Tenant shall have five days from receipt of such notice to notify Landlord in writing of Tenant's intent to exercise its right of first refusal. If Tenant does not exercise its right of first refusal, then the right of first refusal shall terminate and Landlord may lease such space to any third party. If Tenant elects to exercise its right of first refusal to lease Suite 5, the term shall be extended so that a minimum of two years shall remain, otherwise subject to all of the same terms, covenants and conditions of this Lease.

Within five days from the date of Tenant's election to exercise its right of first refusal, Tenant shall execute a modification and ratification of this Lease to reflect the new terms; otherwise Tenant's right or first refusal shall terminate   and Landlord may lease such space to any third party.

3) POSSESSION: Tenant shall take possession of the Leased Premises in "As Is Where Is" condition. Landlord shall not be responsible for any improvements to the Leased Premises as a condition of this Lease.

EXHIBIT “A”

 DRAWING

EXHIBIT “B”

DRAWING

EXHIBIT ''C''

RULES AND REGULATIONS